Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Taiwan Semiconductor Manufacturing Company Limited on Form F-3 of our report dated February 27, 2003 (May 29, 2003 as to Note 26c) appearing in the Annual Report on Form 20-F of Taiwan Semiconductor Manufacturing Company Limited for the year ended December 31, 2002, which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Republic of China Statement of Financial Accounting Standards No. 30, “Accounting for Treasury Stock”, on January 1, 2002, and the reconciliation to accounting principles generally accepted in the United States of America, and to the reference to us under the headings “Summary Consolidated Financial Information and Operating Data” and “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche

Taipei, Taiwan

The Republic of China

October 17, 2003

TN Soong & Co. and Deloitte & Touche (Taiwan) established Deloitte & Touche effective June 1, 2003